UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 1, 2008

                             Dynacq Healthcare, Inc.
             (Exact name of registrant as specified in its charter)


            Nevada                        000-21574              76-0375477
(State or other jurisdiction of   (Commission File Number)    (I.R.S. Employer
incorporation or organization)                               Identification No.)

                       10304 Interstate 10 East, Suite 369
                              Houston, Texas 77029
              (Address of principal executive offices and zip code)


                                 (713) 378-2000
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act
       (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
       (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the
       Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the
       Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

         Dynacq Healthcare, Inc. ("Dynacq") previously reported on Form 8-K filed June 25, 2008, that on April 28, 2008, the Shanghai DeAn Hospital ("DeAn") had entered into an Agreement to Assign Management ("Management Agreement") with RuiAn City Department of Health ("RuiAn"), assigning to DeAn the right to manage the operations, human resources and financials of the RuiAn Hospital beginning effective June 1, 2008. As a result of subsequent negotiations with RuiAn, the Management Agreement was changed in the following respects:

     (i) The party entering into the Management Agreement was changed from DeAn to Dynacq Huai Bei Healthcare, Inc. ("Huai Bei"), a wholly owned subsidiary of Dynacq organized under the laws of the Peoples Republic of China for the purpose of providing healthcare management services to hospitals in China.

     (ii) Management of the hospital by Huai Bei will commence only when the new hospital currently under construction is completed and operational in October 2009.

    (iii) The amount of existing liabilities to be discharged within ten years by Huai Bei increased from $625,000 U.S. (RMB $4,300,000) to $883,000
          U.S. (RMB $6,000,000).

In all other respects, the Management Agreement was affirmed as of May 30, 2008.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     Dynacq Healthcare, Inc.


                                                     By: /s/ Philip S. Chan
                                                         ------------------
                                                     Philip S. Chan
                                                     Chief Financial Officer


Date:  November 6, 2008